SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


                       Date of Report: September 23, 2003


                             Accesspoint Corporation
             (Exact name of registrant as specified in its charter)



    Nevada                 000-29217                   95-4721385
----------------           ---------                   ----------
(State or other           (Commission                 (IRS Employer
jurisdiction of           File Number)               Identification No.)
incorporation)


6171 W. Century Blvd. Suite 200 LA, CA                       90045
-----------------------------------------                     -----
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (310) 846-2500

 Not Applicable
(Former name or former address, if changed since last report.)

=======================================================================

Item 1.  Changes in Control of Registrant

                  None.

Item 2.  Acquisition or Disposition of Assets

                  None.

Item 3.  Bankruptcy or Receivership

                  None.


Item 4.  Changes in Accountants

                          None.

Item 5.  Other Events and Regulation FD Disclosure

     The registrant today announced that in the ongoing shareholder derivative action known as Bentley v. Barber, the motion for summary judgment filed on July 3, 2003 asking for dismissal of the Bentley matter based on the findings of the special litigation committee of the board of directors was denied by Judge Dennis Choate in the Orange County Superior Court. Based on purported relationships of the members of the Special Litigation Committee, the judge ruled that a triable fact regarding the independence of these individuals and their ability to render an unbiased decision on the case must be determined by a jury

     Based on legal facts and prior case history, Accesspoint strongly objects to the ruling of Judge Choate in the matter and has directed its counsel to file a writ of appeal to the 4th Circuit Court of Appeal. During a discovery process that has lasted for more than a year, plaintiff's counsel has failed to present or prove any of the allegations contained in the original complaint. Accesspoint stands behind both the independence of all members of the special litigation committee as well as their findings. Those findings warrant dismissal of the action as outlined below:

1) That the allegations raised in the Bentley Action are without merit;

2) The action was previously settled on June 26, 2002, after both the plaintiff and the court in the Bentley action concluded the settlement agreement was in the best interests of the Company. The Committee therefore concluded that the best interests of the company would be served by a dismissal of the action and the enforcement of the settlement agreement previously approved by the court;

3) That it is not in the Company's best interests to pursue the litigation, as the costs of prosecuting the litigation far exceed any possible recovery to the Company, particularly given the possible indemnity obligations of the Company;

4) The balance of the Company's corporate interests could be irreparably harmed by ongoing litigation as it jeopardizes the Company's key partnerships; the need for and ability to focus on obtaining new accounts; the need to apply the Company's resources, management, and assets to the payment and resolution of outstanding debts; and the need to repair the Company's reputation that has been damaged by this litigation.

Accesspoint will continue to vigorously fight the Bentley actions based on its lack of merit.

Item 6.  Resignation of Directors

                           None.

Item 7.  Financial Statements Pro Forma Financial & Exhibits

                   None.


Item 8.  Changes In Fiscal Year

                   None.

Item 9.  Regulation FD Disclosures

         See Items 1, 5 and 6, above.

                                  Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 23, 2003                     Accesspoint Corporation
      -------------------

                                    By:


                                    S/s Lawrence C. Early
                                    ---------------------
                                    Lawrence C. Early
                                    Controller
    A. EXHIBITS

                            None.